EXHIBIT 32.2

CERTIFICATION

In connection with the periodic report of SANUWAVE Health, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Lisa S. Sundstrom, Controller and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: December 13, 2021

/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Controller and Chief Financial Officer
(principal financial officer and principal accounting officer)